009458.0096-10632750v1 POWER OF ATTORNEY Known all by these presents, that the undersigned hereby constitutes and appoints each of Jon W. Olson, Amy Kinney Hallman, Donald R. Reynolds, S. Halle Vakani and Holly Ann Wagner, and each of them acting alone, signing singly, the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% or more stockholder of Blackbaud, Inc. (the “Company”), Forms ID, 3, 4 and 5, and Update Passphrase Acknowledgement (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Schedules 13D and/or Schedules 13G (and any amendments thereto) in accordance with the 1934 Act, and the rules promulgated thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms ID, 3, 4 and 5, and Update Passphrase Acknowledgement and Schedules 13D and/or Schedules 13G (and any amendments thereto) and to file timely such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney- in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to: (1) perform any and all administrative and transactional actions necessary or advisable in connection with the electronic management of the undersigned’s SEC EDGAR account under the EDGAR Next protocol; and (2) do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that all such attorneys-in-fact, or such attorneys-in-facts’ substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This authority explicitly includes, but is not limited to, the power to act as an Account Administrator or User on the EDGAR Filer Management dashboard; manage, assign, or revoke roles and user permissions; to execute electronic CIK-to-CIK delegations to third-party filing entities or issuers; generate and update cryptographic access codes, tokens, or credentials; perform mandatory annual filer confirmations and re-certifications on behalf of the undersigned; and take any other actions contemplated by Rule 10 of Regulation S-T; as fully as the undersigned might or could do if personally present. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act. The undersigned attests and agrees that the use of an electronic signature in any authentication document that includes the undersigned signatory’s typed, conformed signature, and that is filed with or furnished to the Securities and Exchange Commission by or on behalf of the undersigned signatory, the Company or any of its affiliates, constitutes the legal equivalent of

009458.0096-10632750v1 the undersigned signatory’s manual signature for purposes of authenticating the undersigned signatory’s signature to any filing or submission for which it is provided. The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 and Schedules 13D and Schedules 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of August 2026. Anthony W. Boor